SMITH BARNEY MUNI FUNDS
                          10f-3 REPORT
            April 1, 1997 through September 30, 1997


                                                       % of
Trade                             Par        Purchase  Fund % of
Issuer              Date Selling Dealer      Amount

Price          Assets    Issue

Sarasota County, FL 4/9/97    Morgan Stanley      $  1,000,000
$   98.233     0.53%     0.71%
5.75% due 10/1/2027

Puerto Rico Muni Fin. Ag.     4/11/97   Morgan Stanley
1,000,000      95.744    054  2.18
5.50%  due 7/1/2021

City of NY G.O. Series 1 4/11/97   Sammuel Ramirez & Co.
6,175,000     98.136          0.84 0.68
6.25% due 4/15/2027      Lebenthal & Co.
                    A.G. Edwards & Sons
                    Muriel Seibert Co.
                    Paine Webber
                    Morgan Stanley
                    Artemis Capital
                    Prudential Securities
                    Advest Inc.

Metro Trans. Auth. MTA   4/17/97   Bear Stearns
10,000,000         95.575          1.38 2.53
5.625% due 7/1/2025

Oregon Dept. of Admin.   4/17/97   Bear Stearns
1,000,000     97.995          0.26 1.29
5.80% due 5/1/2024

NYC Muni Water      5/1/97    J.P. Morgan             10,000,000
96.039    1.32 3.01
5.75% due 6/15/2029

NYS Thruway Gen. Rev.    5/7/97    Dillion Read
5,000,000      94.190    1.49 3.29
5.25% due 1/1/2021

Puerto Rico Elec. Pwr  Auth   5/9/97    Bear Stearns
500,000       95.616          1.85 0.35
5.68% due 7/1/2027

Connecticut St. Hlth & Ed.    5/12/97   Roosevelt & Cross
1,000,000     95.616          0.34 3.99
5.50% due 7/1/2014

Connecticut St. Hlth & Ed.    5/12/97   Roosevielt & Cross
900,000        93.785    0.22 3.99
5.50% due 7/1/2020

Orange Cnty FL School Bd.     5/9/97    Paine Webber
3,300,000     94.626          1.67 3.79
5.375% due 8/1/2022

Metro Washington DC Arpt. 5/23/97  Lehman Brothers
3,000,000      95.707    0.76 1.20
5.50% due 10/1/2021

Puerto Rico Bldg. Auth.  6/13/97   Morgan Stanley
1,000,000      94.775    0.49 1.71
5.25% due 7/1/2027

Puerto Rico Public Bldgs.     6/13/97   Morgan Stanley
5,000,000      94.775    0.92 1.71
5.00% due 7/1/2027


NYS Dorm Authority R.I.T.     6/16/97   First Albany
2,000,000      96.161    0.26 3.00
5.25% due 7/1/2022

NYS Mortgage Agency 6/19/97   Lehman Brothers
4,400,000    100.000     0.59 3.96
5.85% due 10/1/2028

Los Angeles Cnty CA Trans     6/20/97   Merrill Lynch
15,000,000        100.624     1.10 3.84
4.50% due 6/30/1998


Tampa Sports Authority   6/24/97   Rauscher Pierce
2,500,000      95.530    1.26 1.68
5.25% due 1/1/2027       Raymond James
                    A.G. Edwards & Sons

Puerto Rico Public Bldgs.     6/24/97   Morgan Stanley
2,750,000      92.691    0.67 1.17
5.25% due 7/1/2021

Allegheny Cnty San. Auth.     6/27/97   Commonwealth Secs.
1,000,000      96.455    2.52 3.33
5.375% due 12.1.2024

Private Colleges & Uni.  7/10/97   Paine Webber
750,000        95.201    2.63 1.07
      Emory University
      5.125% due 11/1/2027

California Hsg. Fin. Agency   7/11/97   Lehman Brothers
1,500,000    100.000     0.53 2.29
5.65% due 8/1/2017

MTA Transit Authority    7/16/97   Merrill Lynch
5,000,000      94.772    0.63 2.90
5.125% due 7/1/2020

Georgia Muni Elec. Auth. 7/17/97   J.P. Morgan
5,000,000      93.530    1.20 1.26
5.00% due 1/1/2026

Pennsylvanian HFA   7/17/97   Paine Webber             1,000,000
100.000   2.54 2.00
5.80% due 101/2029

New York City G.O.  7/24/97   J.P. Morgan              2,500,000
96.790    0.87 3.57
5.25% due 8/1/2016

New York City G.O.  7/24/97   J.P. Morgan            10,000,000
95.816    1.27 3.57
5.25% due 8/1/2020       Siebert Branford Shank
                    Pryor McClendon & Co.
                    Prager & Company
                    Cambridge Partners

Massachusetts State G.O. 7/25/97   Goldman, Sachs & Co.
2,750,000      96.329    0.95 1.20
5.00% due 8/1/2017

Lakeland Cap. Imp. Rev.  7/25/97   Sun Trust
500.000        97.155    0.25 1.11
5.00% due  10/1/2017

Hawaii Hsg. Fin. SFM     7/25/97   Merrill Lynch
1,500,000    100.000     0.39 2.01
5.75% due 7/1/2030

County of Allegheny PA   8/8/97    Morgan Stanley
1,500,000      96.911         2.55
5.250% due 1/1/2016

Orange County       8/21/97   First Albany             3,195,000
95.640         3.61
5.125% due 8/1/2023

NYS Mortgage Homeowner   9/11/97   Advest
5,000,000    100.000          3.96
5.800% due 10/1/2028          Raymond James & Assoc.
                    M.R. Beal

Washington Pub. Pwr. Sup.     9/11/97   Goldman Sachs & Co.
3,285,000      96.650         3.59
5.250% due 7/1/2017

Mass Health Ed. Ptnrs.   9/12/97   J.P. Morgan
2,000,000      97.731         3.97
5.250% due 7/1/2015

New York City Water 9/18/97   Paine Webber           10,000,000
95.420         3.94
5.125% due 1/15/2022

Charlotte Mecklenberg Hosp.   9/18/97   First Union
3,000,000      96.063         1.01
5.125% due 1/15/2022

Jacksonville Health Facilities     9/18/97   W.R. Hough
2,000,000      96.063         1.01
5.250% due 8/15/2027

Washington Public Power  9/22/97   Goldman, Sachs & Co.
6,840,000      96.092         4.02
5.125% due 7/1/2017

Metropolitan Trans Auth. 9/22/97   Prudential Securities
6,450,000      96.660         3.50
5.125% due 7/1/2022      Cambridge Partners
                    Lebenthal & Co.
                    Paine Webber
                    Bear Stearns
                    Roosevelt & Cross

Washington Pub. Pwr. Sup.     9/22/97   Goldman Sachs & Co.
3,000,000      96.092         4.02
5.125% due 7/1/2017